Member Audio/Web Conference November 4, 2011 Exhibit 99.1

Cautionary Statement Regarding Forward-
Looking Information and Adjusted Information
Data set forth in these slides includes unaudited data. This document contains “forward-looking statements”- that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” or “will.” These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements.
Forward looking statements by their nature address matters that are, to different degrees, uncertain. Actual performance or events may differ materially from that expected or implied in forward-looking statements because of many factors.  Such factors may include, but are not limited to, other than temporary impairment of investment securities, regulatory and accounting rule adjustments or requirements, changes in interest rates, changes in projected business volumes, changes in prepayment speeds on mortgage assets the cost of our funding, changes in our membership profile, the withdrawal of one or more large members, competitive pressures, shifts in demand for our products and consolidated obligations, changes in the System’s debt rating or the Bank’s rating, general economic conditions (including effects on among other things, mortgage-backed securities), applicable Bank policy requirements for retained earnings levels and the ratio of market value of equity to par value of Bank capital stock, the Bank's ability to maintain adequate capital levels (including meeting applicable regulatory capital requirements), business and capital plan adjustments and amendments, legislative and regulatory actions or approvals, interest-rate volatility, our ability to appropriately manage our cost of funds and the cost-effectiveness of our funding, hedging and asset-liability management activities.  We undertake no obligation to revise or update publicly any forward-looking statements for any reason. This document also contains non-GAAP financial information
Because of the nature of (1) OTTI charges; (2) the gains (losses) on sales of OTTI securities; and (3) gain on the sale of the Bank’s
Lehman derivatives claim, the Bank believes that adjusting net income for these items and evaluating results as adjusted (which the
Bank defines as “adjusted earnings") is important in order to understand how the Bank is performing with respect to its primary business operations and to provide meaningful comparisons to prior periods.  Adjusted earnings are considered to be a non-GAAP measurement. Management uses this information in its internal analysis of results and believes that this information may be informative to investors in gauging the quality of our financial performance, identifying trends in our results and providing meaningful period-to-period comparisons.

Financial Highlights – Statement of Operations
(in millions)
2011 2010
Over/
(Under)
Net interest income 112.7 $ 168.7 $ (56.0) $
Provision (benefit) for credit losses 6.4 (2.7) 9.1
Net OTTI losses (37.5) (145.3) 107.8
All other income 11.5 7.8 3.7
Other expenses 46.0 47.1 (1.1)
Income (loss) before assessments 34.3 (13.2) 47.5
AHP/REFCORP 7.2 - 7.2
GAAP net income (loss) 27.1 $   (13.2) $  40.3 $
Net interest margin (bps) 29 37 (8)
Nine Months Ended September 30,

Quarterly Adjusted Earnings
3Qtr 11 2Qtr 11 1Qtr 11 4Qtr 10 3Qtr 10
GAAP net income 11.9 $   12.7 $       2.5 $         21.5 $       45.1 $
Adjustments:
   Net OTTI credit losses (6.2)       (10.8)         (20.5)         (13.1)         (7.0)
Gains on sales of OTTI
  securities -          7.3            -              -              8.4
Sale of Lehman claim
1.9
   AHP/REFCORP 0.4        0.9            5.4            6.9            11.6
Adjusted earnings 15.8 $   15.3 $       17.6 $       27.7 $       32.1 $
(in millions)

Financial Highlights – Selected Balance Sheet
2011 2010 Amount
YTD - Average:
Advances (par) 25,696 $  35,492 $  (9,796) $   (28)       %
Total investments 20,792     18,944     1,848       10
Total assets 52,512     61,063     (8,551)      (14)
Sept 30, Dec 31,
2011 2010 Amount
PLMBS (par) 4,020 $    5,070 $    (1,050) $   (21)       %
Retained earnings 424          397          27            7
AOCI (137)         (223)         86            39
Percent
Over/(Under)
Over/(Under)
Nine months ended September 30,
Percent
(in millions)
(in millions)

Advance Trend
-
10.0
20.0
30.0
40.0
50.0
60.0
70.0
80.0
90.0
Sept- Sept- Sept- Sept- Sept- Dec- Mar - Jun- Sept-
Sep-06 Sep-07 Sep-08 Sep-09 Sep-10 Dec-10 Mar-11 Jun-11 Sep-11
$49.8 $64.0 $71.6 $39.6 $29.9 $28.4 $25.5 $25.7 $24.4
Par Spot
06 07 08 09 10 10 11 11 11
(Period End)

Net OTTI Recognized
•
No significant assumption changes in third quarter 2011 OTTI process
•
Overall portfolio performance has generally remained stable except for certain Alt-A 2006 vintage bonds which continue to experience deterioration
•
At September 30, 2011, 51 securities had an OTTI credit loss recorded with current par of
$2.3 billion. This represents 56% of the PLMBS portfolio
•
No new CUSIPs were determined to be other-than-temporarily impaired in third quarter 2011
•
Actual cash losses of approximately $17 million life-to-date
(in millions)
Par Balance 3rd Qtr 2nd Qtr 1st Qtr Full Year Life-to-
9/30/11 2011 2011 2011 2010 Date % of Par
Private label MBS
Prime 1,169 $  2 $         3 $        7 $        109 $     217 $      18.6%
Alt-A 1,053 4 7 13 48 209 19.8
Subprime & HELOC 33 - 1 - 1 8 24.2
Total 2,255 $  6 $         11 $     20 $      158 $     434 $      19.2%
Total Credit Losses
Life-to-Date

PLMBS Portfolio – Ratings and Price
-
200
400
600
800
1,000
1,200
1,400
1,600
1,800
2,000
AAA AA A BBB BB B CCC CC C D
Millions
0
20
40
60
80
100
120
Price
06/30/2011 09/30/2011
06/30/2011 09/30/2011
Investment Grade
$1.4b of portfolio at 6/30/11
$1.2b of portfolio at 9/30/11
Below Investment Grade
$2.9b of portfolio at 6/30/11
$2.8b of portfolio at 9/30/11
Bars represent unpaid principal balance by credit rating
Lines represent price by credit rating

PLMBS - Par and Price By Vintage
2,000
3,000
4,000
5,000
6,000
7,000
8,000
9,000
12/31/2008 12/31/2009 12/31/2010 09/30/2011
0
10
20
30
40
50
60
70
80
90
100
Millions
Price
Total Portfolio
2007
2006
2005
2004 & Earlier
Lines represent prices
2004  &
Earlier
2005
2006
2007
Bars represent
proportion of unpaid
principal balance

Capital and Risk-Based Requirements
Sept 30, June 30, Dec 31,
2011 2011 2010
Permanent capital
(1)
3,956 $    4,108 $    4,418 $
Risk-based capital requirement:
Credit risk capital 654 $       693 $       798 $
Market risk capital 268           398          448
Operations risk capital 277           327          374
Total risk-based capital requirement 1,199 $    1,418 $    1,620 $
Excess permanent capital 2,757 $    2,690 $    2,798 $
Percentage of requirement 330% 290% 273%
Capital ratio (4% minimum) 8.5% 7.9% 8.3%
Leverage ratio (5% minimum) 12.7% 11.9% 12.4%
Market value/capital stock (MV/CS) 96.0% 97.9% 93.3%
(in millions)
(1)
Permanent capital includes excess stock of $1,621, $1,730, and $1,897 at Sept 30, 2011, June 30,
2011 and December 31, 2010 respectively.
Second quarter 2011 capital classification “adequately capitalized.”  However, our regulator has maintained concerns regarding our level of retained earnings and the poor quality of the PLMBS portfolio.

• Partial excess capital stock repurchase
° Effective date:  October 27, 2011
° Payment date:  October 28, 2011
• No significant impact on:
° Risk and capital adequacy measures
° Members’ excess ownership percentage
• Decisions for any future repurchases and/or dividend payment will be based on the following:
° Positive GAAP earnings which are sustainable for the foreseeable future
° Increased retained earnings
° Reduced negative AOCI levels
° Adequate excess regulatory capital
° MV/CS > 87.5%
Excess Stock Repurchase

12 Member Audio/Web Conference November 4, 2011